Exhibit 1
                                                                ---------


                        Washington Gas Light Company

                                $150,000,000

                         Medium-Term Notes, Series C

                           DISTRIBUTION AGREEMENT



                                   January 31, 1995
                                   New York, New York

Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048

M.R. Beal & Company
565 Fifth Avenue
New York, New York  10017

Lehman Brothers Inc.
3 World Financial Center
16th Floor
New York, New York  10285

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated
North Tower 10th Floor
World Financial Center
New York, New York  10281-1310


Dear Sirs:

          Washington Gas Light Company, a District of Columbia and Virginia corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale by the Company of up to $150,000,000 aggregate principal amount of its Medium-Term Notes, Series C (the "Notes"). The Company proposes to issue the Notes under its Indenture, as supplemented, (the "Indenture") dated as of September 1, 1991 to The Bank of New York, as trustee (the "Indenture Trustee").

          The Notes will be issued in minimum denominations of $1,000 and in denominations that are integral multiples thereof (unless otherwise specified by the Company), will be issued only

                                     -1-

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in fully registered form and will have the annual interest rates, maturities and, if appropriate, other terms set forth in a supplement or supplements to the Prospectus referred to below. The Notes will be issued, and the terms thereof established, in accordance with the Indenture and, in the case of Notes sold pursuant to Section 2(a), the Administrative Procedures attached hereto as Exhibit A (the "Procedures"). The Procedures may only be amended by written agreement of the Company and you after notice to, and with the approval of, the Indenture Trustee. For the purposes of this Agreement, the term "Agent" shall refer to any of you acting solely in the capacity as agent for the Company pursuant to Section 2(a) and not as principal (together, the "Agents"), the term "Purchaser" shall refer to any of you acting solely as principal pursuant to Section 2(b) and not as agent, and the term "you" shall refer to you together whether at any time any of you is acting in both such capacities or in either such capacity.

          1. Representations and Warranties. The Company represents and warrants to, and agrees with, you as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (c) hereof.

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") two registration statements on such Form (File Numbers: 33-56726 and 33-57039) (registration statement No. 33-57039 constituting a post-effective amendment to registration statement No. 33-56726), each including a basic prospectus, each of which has become effective, for the registration under the Act of up to $200,000,000 aggregate principal amount of securities (the "Securities"), including the Notes. Such registration statements, as amended at the date of this Agreement, meet the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act and comply in all other material respects with said Rule. The Company has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424 under the Act, a supplement or supplements to the form of prospectus included in such registration statement No. 33-57039 relating to the Notes and the plan of distribution thereof (such supplements being hereinafter called a "Prospectus Supplement"). In connection with the sale of Notes, the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424 under the Act further supplements to the Prospectus Supplement providing for the specification of or a change in the interest rates, if any, maturity dates, issuance prices, redemption terms and prices, if any, and, if appropriate, other terms of the Notes sold pursuant hereto or the offering thereof (any such supplement being hereinafter called a "Pricing Supplement").

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          (b)  At each of the following times: (i) as of the Execution Time,
     (ii) on the Effective Date, (iii) when any supplement to the Prospectus is filed with the Commission, (iv) as of the date of any Terms Agreement (as defined by Section 2(b)) and (v) at the date of delivery by the Company of any Notes sold hereunder (a "Closing Date") (1) each Registration Statement, as amended as of any such time, and the Prospectus, as supplemented as of any such time, the Indenture, as amended or supplemented as of any such time, complied or will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective rules and regulations thereunder; (2) each Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (3) the Prospectus, as supplemented as of any such time, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (A) that part of any Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Indenture Trustee or (B) the information contained in or omitted from any Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by any of you specifically for use in connection with the preparation of any Registration Statement or the Prospectus (or any supplement thereto).

          (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean the later of (i) each date that each Registration Statement and any post-effective amendment or amendments thereto became or become effective or
     (ii) the time and date of the filing of the Company's most recent Annual Report on Form 10-K. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the form of basic prospectus relating to the Securities contained in registration statement No. 33-57039, which prospectus, pursuant to Rule 429 under the Act, also relates to registration statement No. 33-56726 at the Effective Date (unless such basic prospectus has been amended by the Company subsequent to the Effective Date, in which case "Basic Prospectus" shall mean the form of basic prospectus as so amended). "Prospectus" shall mean the Basic Prospectus as supplemented by the Prospectus Supplement and as it may be further amended or supplemented at the particular time referred to. "Registration Statement" shall mean each registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as it may be amended at the particular time referred to, and sometimes referred to herein separately as "Registration Statement No. 33-56726" or "Registration Statement No. 33-57039". "Rule 415" and "Rule 424" refer to such rules under the Act. Any reference herein to any Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of each Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amended", "amendment" or "supplement" with respect to each Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of each Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

          (d) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in Registration Statement No. 33-57039 and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in Registration Statement No. 33-57039 and the Prospectus; and, since the respective dates as of which information is given in Registration Statement No. 33-57039 and the Prospectus, there has not been any change in the capital stock (other than pursuant to the Company's Dividend Reinvestment and Common Stock Purchase Plan, any other stock purchase, savings, bonus, incentive, or similar plan, or conversions of convertible securities into common stock) or long-term debt (other than any redemptions or purchases of First Mortgage Bonds or Medium Term Notes, normal amortization of debt premium and discount, bank or finance company borrowings and repayments or additional issuances or repurchases of commercial paper) of the Company and its subsidiaries taken as a whole or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in Registration Statement No. 33-57039 and the Prospectus.

          (e) Each of Crab Run Gas Company, Frederick Gas Company, Inc., Hampshire Gas Company, Shenandoah Gas Company (collectively the "Subsidiaries", it being understood that if one or more of such companies shall merge with another of such companies or with the Company, the term "Subsidiaries" shall only include the surviving company if the merger is with another of such companies and shall not include such company if the merger is with the Company) and the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole; and all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim.

          (f) The creation, issuance and sale of the Notes have been duly and validly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture, the Notes will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to each Registration Statement; the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Notes and the Indenture conform to the descriptions thereof in the Prospectus.

          (g) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the

     Company is a party or by which the Company is bound or to which any of the property assets of the Company is subject, nor will such action result in any violation of the provisions of the Company's Charter, as amended, or the Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its property or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the other transactions contemplated by this Agreement or any Terms Agreement or the Indenture except such as have been prior to the Execution Time, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the public offering of the Notes, and except for filings with and the orders from the Public Service Commission of the District of Columbia and the State Corporation Commission of Virginia authorizing the issuance and sale by the Company of the Notes subject to certain conditions set forth therein, both of which orders have been obtained and are in full force and effect.

          (h) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (i) There are no contracts or documents of the Company or any of its subsidiaries that are required to be described in each Registration Statement or the Prospectus or to be filed as exhibits to each Registration Statement by the Act or by the rules and regulations thereunder that have not been so described or filed.

          2.  Appointment of Agents; Solicitation by the Agents of Offers to
Purchase; Sales of Notes to a Purchaser.   (a)  Subject to the terms and
conditions set forth herein, the Company hereby authorizes each of the Agents to act as its agents to solicit offers for the purchase of all or part of the Notes from the Company. On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Notes from the

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Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures. The appointment of the Agents hereunder is not exclusive and the Company may from time to time offer Notes for sale otherwise than to or through an Agent; provided, however, that so long as this Agreement is in effect the Company will not appoint any other agent for the purpose of soliciting purchases of the Notes on a continuous basis. It is understood, however, that if from time to time the Company is approached by a prospective agent offering to solicit a specific purchase of Notes, the Company may engage such agent with respect to such specific purchase, provided that (i) such agent is engaged on terms substantially similar (including the same commission schedule) to the applicable terms of this Agreement and (ii) the Agents are given notice of such purchase promptly after it is agreed to. Each such Agent is acting in connection with the Notes individually and not collectively or jointly.

          The Company reserves the right, in its sole discretion, to reject any offer to purchase Notes, in whole or in part. In addition, the Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

          The Company agrees to pay each Agent a commission on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of the Notes sold by the Company. Such commission shall be payable as specified in the Procedures.

          Subject to the provisions of this Section 2 and to the Procedures, offers for the purchase of Notes may be solicited by an Agent as agent for the Company at such times and in such amounts as such Agent deems advisable.


          (b) Subject to the terms and conditions stated herein, whenever the Company and any of you determines that the Company shall sell Notes directly to any of you as principal, each such sale of Notes shall be made in accordance with the terms of this Agreement and a supplemental agreement relating to such sale. Each such supplemental agreement (which may be either an oral or written agreement) is herein referred to as a "Terms Agreement". Each Terms Agreement shall describe the Notes to be purchased by the Purchaser pursuant thereto and shall specify the aggregate principal amount of such Notes, the price to be paid to the Company for such Notes, the maturity date of such Notes, the rate at which interest will be paid on such Notes, the dates on which interest will be paid on such Notes and the record date with respect to each such payment of interest, the Closing Date for the purchase of such Notes, the place of delivery of the Notes and payment therefor, the method of payment and any requirements for the delivery of opinions of counsel, certificates from the Company or its officers or a letter from the Company's independent public accountants as described in Section 6(b). Any such Terms Agreement may also specify the period of time referred to in
     Section 4(m). Any written Terms Agreement may be in the form attached hereto as Exhibit B. The Purchaser's commitment to purchase Notes shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

          Delivery of the certificates for Notes sold to the Purchaser pursuant to a Terms Agreement shall be made not later than the Closing Date agreed to in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Procedures unless otherwise agreed to between the Company and the Purchaser in such Terms Agreement.


          Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by such Purchaser at varying prices from time to time or, if set forth in the applicable Terms Agreement and Pricing Supplement, at a fixed public offering price. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto.

          3. Offering and Sale of Notes. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

          4.  Agreements.  The Company agrees with you that:

          (a) Prior to the termination of the offering of the Notes, the Company will not file any amendment of any Registration Statement or supplement to the Prospectus (except for (i) periodic or current reports filed under the Exchange Act, (ii) a Pricing Supplement or (iii) a supplement relating to an offering of Debt Securities other than the Notes) unless the Company has furnished each of you a copy for your review prior to filing and given each of you a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424 within the time period prescribed. The Company will promptly advise each of you (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424, (ii) when, prior to the termination of the offering of the Notes, any amendment of any Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of any Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the institution or threatening of any proceeding for that purpose and
     (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) Except as otherwise provided in subsection (n) of this Section 4, if, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend any Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify each of you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, each of you shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented), (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this
     Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to each of you in such quantities as you may reasonably request; provided, however, that should any such event relate solely to activities of any Agent, then such Agent shall assume the expense of preparing and furnishing any such amendment or supplement. If such amendment or supplement, and any documents, certificates and opinions furnished to each of you pursuant to paragraph (g) of this Section 4 in connection with the preparation of filing of such amendment or supplement are satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to any Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder.

          (c) During the term of this Agreement, the Company will timely file all documents required to be filed with the Commission pursuant to
     Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and will furnish to each of you copies of such documents. In addition, on the date on which the Company (or as soon as practicable thereafter) makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the Exchange Act, the Company will furnish to each of you the information contained in such announcement. The Company will notify each of you of any downgrading in the rating of the Notes or any other debt securities of the Company, or any public announcement of placement of the Notes or any other debt securities of the Company on what is commonly termed a "watch list" for possible downgrading, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), promptly after the Company learns of any such downgrading or public announcement.

          (d) As soon as practicable, the Company will make generally available to its security holders and to each of you an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (e) The Company will furnish to each of you and your counsel, without charge (except as otherwise provided herein), copies of each Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any supplement thereto as you may reasonably request.

          (f) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as any of you may designate, will maintain such qualifications in effect so long as required for the distribution of the Notes, and will arrange for the determination of the legality of the Notes for purchase by institutional investors; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, or to comply with any other requirement reasonably deemed by the Company to be unduly burdensome.

          (g) During the term of this Agreement, the Company shall furnish to each of you (i) copies of all annual, quarterly and other reports furnished to stockholders, (ii) copies of all annual, quarterly and current reports (without exhibits but including documents incorporated by reference therein) of the Company filed with the Commission under the Exchange Act and (iii) such other information concerning the Company as you may reasonably request from time to time.

          (h) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of Registration Statement No. 33-57039, the Prospectus, all amendments thereof and supplements thereto, the Mortgage, the Indenture, this Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel, incurred in compliance with Section 4(f), the fees and disbursements of the Indenture Trustee and the fees of any ratings agency that rates the Notes, (ii) reimburse each of you on a monthly basis for all reasonable out-of-pocket expenses (including, but not limited to, advertising expenses), in the aggregate not to exceed two thousand five hundred dollars per Agent, incurred by you in connection with this Agreement and
     (iii) pay the reasonable fees and expenses of your counsel incurred in connection with this Agreement.

          (i) Each acceptance by the Company of an offer to purchase Notes will be deemed to be a reconfirmation to you of the representations and warranties of the Company in Section 1 (except that such representations and warranties shall be deemed to relate solely to each Registration Statement as then amended and to the Prospectus as then amended and supplemented to relate to such Notes).

          (j) Except as otherwise provided in subsection (n) of this Section 4, each time that any Registration Statement or the Prospectus is amended or supplemented (other than by (i) an amendment or supplement relating to any offering of Debt Securities other than the Notes or (ii) a Pricing Supplement) the Company will deliver or cause to be delivered promptly to each of you a certificate of the Company, signed by any of the Chairman of the Board, the President, the Chief Executive Officer, any Vice President having responsibilities for financial matters, the Chief Accounting Officer or the Treasurer of the Company, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(d) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to such Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement.

          (k) Except as otherwise provided in subsection (n) of this Section 4, each time that any Registration Statement or the Prospectus is amended or supplemented (other than by (i) an amendment or supplement relating to any offering of Debt Securities other than the Notes or (ii) a Pricing Supplement), the Company shall furnish or cause to be furnished promptly to each of you a written opinion of John K. Keane, Jr., Esq., counsel for the Company, satisfactory to each of you, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the opinion referred to in Section 5(b), but modified to relate to such Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, such counsel may furnish each of you with a letter to the effect that you may rely on such counsel's last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to such Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

          (l) Except as otherwise provided in subsection (n) of this Section 4, each time that any Registration Statement or the Prospectus is amended or supplemented (other than by (i) an amendment or supplement relating to any offering of Debt Securities other than the Notes or (ii) a Pricing Supplement) to set forth amended or supplemental financial information, the Company shall cause its independent public accountants promptly to furnish each of you a letter, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the letter referred to in Section 5(e) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in such Registration Statement and the Prospectus, as amended or supplemented to the date of such letter.

          (m) During the period, if any, specified in any Terms Agreement, the Company shall not, without the prior consent of the Purchaser thereunder, issue or announce the proposed issuance of any of its debt securities, including the Notes, with maturities or other terms substantially similar to the Notes being purchased pursuant to such Terms Agreement.

          (n) The Company shall not be required to comply with the provisions of subsections (b), (j), (k) and (l) of this Section 4 during any period (which may occur from time to time during the term of this Agreement) for which the Company has instructed the Agents to suspend the solicitation of offers to purchase Notes; provided that, during any such period, any Purchaser does not then hold any Notes purchased pursuant to a Terms Agreement. The Company shall be required to comply with the provisions of subsections (b), (j), (k) and (l) of this Section 4 prior to instructing the Agents to resume the solicitation of offers to purchase Notes or prior to entering into a Terms Agreement.

          5. Conditions to the Obligations of the Agents. The obligations of each Agent to solicit offers to purchase the Notes shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, on the Effective Date and when any supplement to the Prospectus is filed with the Commission, (ii) the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, (iii) the performance by the Company of its obligations hereunder and (iv) the following additional conditions:

          (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424, the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to each Agent the opinion of John K. Keane, Jr., Esq., counsel for the Company, dated the Execution Time, to the effect that:

               (i) Each of the Company and the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, as amended or supplemented, and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and the Subsidiaries taken as a whole; and all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company subject to no security interest, other encumbrance, or adverse claim.

             (ii) To the best of such counsel's knowledge and other than as set forth or contemplated in the

          Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

              (iii) This Agreement has been duly authorized, executed and delivered by the Company.

               (iv) The creation, issuance and sale of the Notes has been duly and validly authorized and, when issued within the limitations set forth in the orders from the Public Service Commission of the District of Columbia and the State Corporation Commission of Virginia referred to in paragraph (vii) below and executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof in accordance with this Agreement, the Notes will constitute valid and legally binding obligations of the Company entitled to the benefit provided by the Indenture; and the Notes and the Indenture conform to the descriptions thereof in the Prospectus.

              (v) The Indenture has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor's rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act.

             (vi) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture and this Agreement and the consummation of the transactions therein and herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Company's Charter, as amended, or Bylaws or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

            (vii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the other transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the public offering of the Notes, and except for filings with and the orders from the Public Service Commission of the District of Columbia and the State Corporation Commission of Virginia authorizing the issuance and sale by the Company of the Notes subject to certain conditions set forth therein, both of which orders have been obtained and are in full force and effect.

              (viii) Each Registration Statement and the Prospectus (except as to the financial statements and other financial data contained or incorporated by reference therein as to which such counsel need express no opinion) comply as to form in all material respects with all applicable requirements of the Act, the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder; each Registration Statement has become effective under the Act, and, to the best knowledge of such counsel, no proceedings for a stop order with respect thereto have been instituted or are pending or threatened under Section 8 of the Act; and such counsel has no reason to believe that each Registration Statement, at its Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of such opinion, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (ix) The Company is exempt by order from the provisions of the Public Utility Holding Company Act of 1935 (except Sections 11(b)(2), 11(d) and 11(e) thereof) which would otherwise require it to register thereunder, and the Company's gas distribution activities are exempt from the Natural Gas Act.

              (x) The Public Service Commission of the District of Columbia and the State Corporation Commission of Virginia have issued appropriate orders with respect to the issuance and sale of the Notes in accordance with this Agreement; such orders are still in full force and effect; the issuance and sale of the Notes in accordance with this Agreement conform with the terms of such orders.

          (c) Each Agent shall have received from Winthrop, Stimson, Putnam & Roberts, counsel for the Agents, an opinion, dated the Execution Time, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statements, the Prospectus (together with any supplement thereto) and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (d) The Company shall have furnished to each Agent a certificate of the Company, signed by any of the Chairman of the Board, the President, the Chief Executive Officer, any Vice President having responsibilities for financial matters, the Chief Accounting Officer or the Treasurer of the Company, dated the Execution Time, to the effect that the signer of such certificate has carefully examined each Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

               (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date of such certificate with the same effect as if made at the Execution Time and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes.

              (ii) No stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened.

             (iii) (1) Since the date of the latest audited financial statements included or incorporated by reference in Registration Statement No. 33-57039 and the Prospectus, there has not been any material loss or interference with the Company's business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in Registration Statement No. 33-57039 and the Prospectus and (2) since the respective dates as of which information is given in Registration Statement No. 33-57039 and the Prospectus, there has not been any change in the capital stock (other than pursuant to the Company's Dividend Reinvestment and Common Stock Purchase Plan, any other stock purchase, savings, bonus, incentive, or similar plan or conversions of convertible securities into common stock or as a result of a 2 for 1 stock split first announced on September 28, 1994) or long-term debt (other than any redemptions or purchases of its First Mortgage Bonds or Medium Term Notes, normal amortization of debt premium and discount, bank or finance company borrowings and repayments or additional issuances or repurchases of commercial paper) of the Company and its subsidiaries taken as a whole or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in Registration Statement No. 33-57039 and the Prospectus.

          (e) At the Execution Time, Arthur Andersen LLP shall have furnished to each Agent a letter, dated as of the Execution Time, in form and substance satisfactory to the Agents, confirming that they are independent certified public accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that:

               (i) In their opinion the audited consolidated financial statements and related supplemental schedules included or incorporated by reference in Registration Statement No. 33-57039 and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the published rules and regulations thereunder.

              (ii) On the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; a reading of the minutes of the meetings of the Board of Directors of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries, nothing came to their attention which caused them to believe that:

                    (1) any unaudited condensed consolidated financial statements included or incorporated by reference in Registration Statement No. 33-57039 and the Prospectus do not comply in form in all material respects with the applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in Quarterly Reports on Form 10-Q under the Exchange Act; or that said unaudited condensed consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in Registration Statement No. 33-57039 and the Prospectus;

                    (2) with respect to the period subsequent to the date of the most recent financial statements (other than any capsule information) included or incorporated by reference in Registration Statement No. 33-57039 and the Prospectus (the "Latest Date of Financials"), (A) there was any increase in long-term debt or decrease in net assets or (B) there were any changes, at a specified date not more than five days prior to the date of the letter, in the common stock (other than pursuant to the Company's Dividend Reinvestment and Common Stock Purchase Plan, any other stock purchase, savings, bonus, incentive, or similar plan, or conversions of convertible securities), non-redeemable serial preferred stock (other than conversions of convertible preferred stock) or long-term debt (other than any redemptions or purchases of First Mortgage Bonds, normal amortization of debt premium and discount, conversions of convertible securities, bank or finance company borrowings and repayments or additional issuances or repurchases of commercial paper) of the Company and its subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated by reference in Registration Statement No. 33-57039 and the Prospectus; except in all instances for changes or decreases that Registration Statement No. 33-57039 and the Prospectus disclose have occurred or may occur and except as set forth in such letter; or

                    (3) with respect to the period subsequent to the Latest Date of Financials to the date of the most recent available interim financial statements, there were any material decreases in consolidated operating revenues or net income of the Company and its subsidiaries, as compared with the comparable period of the preceding year, except in all instances for decreases that Registration Statement No. 33-57039 and the

               Prospectus disclose have occurred or may occur and except as set forth in such letter; or

                    (4) the amounts included in any unaudited "capsule" information included or incorporated by reference in Registration Statement No. 33-57039 and the Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated by reference in Registration Statement No. 33-57039 and the Prospectus.

             (iii) They have compared certain dollar amounts (or percentages derived from such dollar amounts) and other financial information specified by the Agents (A) which appear in the Prospectus under the caption "Ratio of Earnings to Fixed Charges", (B) which appear or are incorporated by reference in the Company's Annual Report on Form 10-K incorporated by reference in Registration Statement No. 33-57039 and the Prospectus under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" or (C) which appear in any of the Company's Quarterly Reports on Form 10-Q incorporated by reference in Registration Statement No. 33-57039 and the Prospectus under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Ratio of Earnings to Fixed Charges" (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results. All financial statements included in material incorporated by reference in the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

          References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

          (f) Prior to the Execution Time, the Company shall have furnished to each Agent such further information, documents, certificates and opinions of counsel as the Agents may reasonably request.

          If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Agents and counsel for the Agents, this Agreement and all obligations of any Agent hereunder may be canceled at any time by the Agents. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          The documents required to be delivered by this Section 5 at the Execution Time shall be delivered at the office of Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York 10004.

          6. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of any related Terms Agreement and as of the Closing Date for such Notes, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

          (a) No stop order suspending the effectiveness of either Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or threatened.

          (b) If specified by any related Terms Agreement and except to the extent modified by such Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(d), (ii) the opinion of John K. Keane, Jr., Esq., counsel for the Company, dated as of the Closing Date, substantially to the effect set forth in Section 5(b), (iii) the opinion of Winthrop, Stimson, Putnam & Roberts, counsel for the Purchaser, dated as of the Closing Date, substantially to the effect set forth in Section 5(c) and (iv) the letter of Arthur Andersen LLP, independent public accountants for the Company, dated as of the Closing Date, substantially to the effect set forth in Section 5(e); provided, however, that references to each Registration Statement and the Prospectus in such certificate, opinions and letter shall be to each Registration Statement and the Prospectus as then amended and supplemented.

          (c) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and any Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          7. Right of Person Who Agreed to Purchase to Refuse to Purchase. The Company agrees that any person who has agreed to purchase and pay for any Note, including a Purchaser and any person who purchases pursuant to a solicitation by any of the Agents, shall have the right to refuse to purchase such Note if, at the Closing Date therefor, either (a) any condition set forth in Section 5 or 6, as applicable, shall not be satisfied or (b) subsequent to the agreement to purchase such Note, there shall have occurred
(i) any change in or affecting the business, business prospects or properties of the Company and its subsidiaries, considered as one enterprise, the effect of which, in the reasonable judgment of such person, has a material adverse effect on the investment quality of such Note or (ii) any event described in paragraphs (ii), (iii), (iv) or (v) of Section 9(b).

          8. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, any Registration Statement, the Prospectus and any other prospectus relating to the Notes, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any preliminary prospectus supplement, any Registration Statement, the Prospectus and any other prospectus relating to the Notes or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use in the Prospectus.

          (b) Each Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, any Registration Statement, the Prospectus and any other prospectus relating to the Notes, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, any preliminary prospectus supplement, any Registration Statement, the Prospectus and any other prospectus relating to the Notes, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. An indemnifying party shall not settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in which any indemnified party is or could be a party and as to which indemnification or contribution could have been sought by such indemnified party under this Section 8 (whether or not such indemnified party is a party thereto), unless such indemnified party has given its prior written consent or the settlement, compromise, consent or termination includes an express unconditional release of such indemnified party, satisfactory in form and substance to such indemnified party, from all losses, claims, damages or liabilities arising out of such action, claim, suit or proceeding. Any losses, claims, damages or liabilities for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages or liabilities are incurred.

          (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent or Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as other equitable considerations, including relative fault. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Agent or Agents on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes of the Company purchased by or through it and distributed to the public were offered to the public exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents in this subsection (d) to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

          (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any who controls any Agent within the meaning of the Act; and the obligations of the Agents under this Section 8 shall be in addition to any liability which the Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

          9. Termination. (a) This Agreement will continue in effect until terminated as provided in this Section 9. This Agreement may be terminated by either the Company as to any of you or any of you insofar as this Agreement relates to such of you, giving written notice of such termination to such of you or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the third paragraph of Section 2(a),
Section 4(h),  Section 8 and Section 10.

          (b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of any payment for Notes to be purchased thereunder, if prior to such time (i) the Purchaser shall exercise its right to refuse to purchase the Notes which are the subject of such Terms Agreement in accordance with the provisions of Section 7, or (ii) there shall have occurred any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which shall be such as to make it, in the reasonable judgment of the Purchaser, impractical to market the Notes or enforce contracts for the sale of the Notes, or (iii) trading in any securities of the Company shall have been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities, or (iv) if the rating assigned by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) to the Notes or any other debt securities of the Company as of the date of the applicable Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has placed the Notes or any other debt securities of the Company on what is commonly termed a "watch list" for possible downgrading, or (v) the subject matter of any amendment or supplement to any Registration Statement or the Prospectus prepared and issued by the Company, or the exceptions set forth in any letter furnished by Arthur Andersen LLP furnished pursuant to Section 5(e) hereof, shall have made it, in the judgment of the Purchaser, impracticable or inadvisable to market the Notes or enforce contracts for the sale of the Notes.

          10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of the third paragraph of Section 2(a) and Sections 4(h) and 8 hereof shall survive the termination or cancellation of this Agreement.

          11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be mailed, delivered or telegraphed and confirmed to such of you, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1100 H Street, N.W., Washington, D.C. 20080, Attention: Secretary.

          12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

          13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          14. Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and you.

                         Very truly yours,

                         Washington Gas Light Company


                         By:_____________________________
                            Title:


The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof.

Salomon Brothers Inc


By: _______________________________
   Title:


M.R. Beal & Company


By:________________________________
   Title:


Lehman Brothers Inc.


By:________________________________
   Title:


Merrill Lynch, Pierce, Fenner & Smith Incorporated


By:_______________________________
   Title:

                                 SCHEDULE I



Commissions:
- -----------

          The Company agrees to pay each Agent a commission equal to the following percentage of the principal amount of each Note sold by such Agent:


          Term                                   Commission Rate
          ----                                   ---------------
From 1 year to less than 18 months                     .150%
From 18 months to less than 2 years                    .200%
From 2 years to less than 3 years                      .250%
From 3 years to less than 4 years                      .350%
From 4 years to less than 5 years                      .450%
From 5 years to less than 6 years                      .500%
From 6 years to less than 7 years                      .550%
From 7 years to less than 10 years                     .600%
From 10 years to less than 15 years                    .625%
From 15 years to less than 20 years                    .675%
From 20 years up to and including 30 years             .750%



Address for Notice to You:
- -------------------------

          Notices to Salomon Brothers Inc shall be directed to it at Seven World Trade Center, New York, New York 10048, attention of Medium Term Note Group, telecopy number 212-783-2274.

          Notices to Lehman Brothers shall be directed to it at Lehman Brothers Inc., 3 World Financial Center, New York, New York 10285, attention of Medium-Term Note Department, 9th Floor, telecopy number 212-528-7035.

          Notice to M.R. Beal & Company shall be directed to it at 565 Fifth Avenue, New York, New York 10017, attention of John M. Carter.

          Notices to Merrill Lynch & Co. shall be directed to it at North Tower 10th Floor, World Financial Center, New York, New York 10281, attention of Medium-Term Note Production Management, telecopy number 212-449-2234.

                                                                    EXHIBIT A






                        Washington Gas Light Company

                         Medium-Term Notes, Series C
                          Administrative Procedures


          Medium-Term Notes, Series C (the "Notes"), are to be offered on a continuing basis by Washington Gas Light Company (the "Company"). Salomon Brothers Inc, M.R. Beal & Company, Lehman Brothers Inc. and Merrill Lynch & Co., as agents (each an "Agent" and collectively the "Agents"), have agreed to use their reasonable best efforts to solicit offers to purchase the Notes. The Notes are being sold pursuant to a Distribution Agreement between the Company and the Agents dated January 31, 1995 (the "Distribution Agreement") to which these administrative procedures are attached as an exhibit.

          The Notes will be issued pursuant to an Indenture, dated as of September 1, 1991 and supplemented as of September 1, 1993 (the "Indenture"), between the Company and The Bank of New York ("BNY") as trustee (the "Indenture Trustee"). BNY will act as the paying agent (the "Paying Agent") for the payment of principal and premium, if any, and interest on the Notes and will perform, as the Paying Agent, unless otherwise specified, the other duties specified herein.

          The Notes will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Company. The Notes have been registered with the Securities and Exchange Commission (the "Commission") and will bear interest at either fixed rates ("Fixed Rate Notes") or variable rates ("Floating Rate Notes").

          Each Note will be represented by either a Global Security (as defined hereinafter) delivered to BNY, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the holder thereof or a person designated by such holder (a "Certificated Note"). Except as set forth in the Prospectus (as defined in Section 1(c) of the Distribution Agreement), an owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note.

          The procedures to be followed during, and the specific terms of, the solicitation of offers by the Agents and the sale as a result thereof by the Company are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in
Part I hereof and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Administrative procedures applicable to both Book-Entry Notes and Certificated Notes are set forth in Part III hereof. Administrative responsibilities, document control and record-keeping functions will be handled for the Company by its Chief Financial Officer or its Treasurer. The Company will advise the Agents and the Indenture Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Indenture Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

          To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture or the Distribution Agreement, the relevant provisions of the Notes, the Indenture and the Distribution Agreement shall control. Unless otherwise defined herein, terms defined in the Indenture shall be used herein as therein defined.

PART I:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

          In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, BNY will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation to be delivered from the Company and BNY to DTC and a Medium-Term Note Certificate Agreement between BNY and DTC, dated as of ________, 1995 (the "MTN Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                       On any date of settlement (as defined under
                                "Settlement" below) for one or more Book-
                                Entry Notes, the Company will issue a single global security in fully registered form without coupons (a "Global Security") representing up to $150,000,000 principal amount of all such Notes that have the same
                                Maturity Date, redemption provisions, if any, provisions for the repayment or purchase by the Company at the option of the Holder, if any, Interest Payment Dates, Original Issue
                                Date, and, in the case of Fixed Rate Notes, interest rate, and, in the case of Floating
                                Rate Notes, Initial Interest Rate, Base Rate,
                                Index Maturity, Interest Reset Period,
                                Interest Reset Dates, Rate Determination
                                Dates, Interest Payment Period, Spread or
                                Spread Multiplier, if any, Minimum Interest
                                Rate,
                                if any, and Maximum Interest Rate, if any (in each case, and for all purposes of these administrative procedures, as defined in the Prospectus) (collectively, the "Terms").
                                Each Global Security will be dated and issued as of the date of its authentication by the Indenture Trustee. No Global Security will represent any Certificated Note.

Identification       The Company has arranged with the
Numbers:             CUSIP Service Bureau of Standard & Poor's
                     Corporation (the "CUSIP Service Bureau") for the reservation of one series of CUSIP numbers (including tranche numbers), which series consists of approximately
                     900 CUSIP numbers and relates to Global Securities representing the Book-Entry Notes. The Company has obtained from the CUSIP Service Bureau a written list of such series of reserved CUSIP numbers and has delivered to DTC and the Indenture Trustee a written list of 900
                     CUSIP numbers of such series.  The Company will assign
                     CUSIP numbers to Global Securities as described below under Settlement Procedure "B". It is expected that DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global
                     Securities. At any time when fewer than 100 of the reserved CUSIP numbers of the series remain unassigned to Global Securities, the Indenture Trustee shall so advise the Company and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry
                     Notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional
                     CUSIP numbers to the Indenture Trustee and DTC.

Registration:        Each Global Security will be registered in the name of
                     Cede & Co., as nominee for DTC, on the Security Register maintained under the Indenture. It is expected that the beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and it is expected that DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                      Transfers of a Book-Entry Note will be
                                accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in
                                DTC) acting on behalf of beneficial
                                transferees and transferors of such Note.

Consolidations:      Upon receipt of instructions from the Company, BNY may
                     deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the resulting Global Security) specifying
                     (i) the CUSIP numbers of two or more Outstanding Global
                     Securities that represent Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global
                     Security and (iii) a new CUSIP number to be assigned to such replacement Global Security. Upon receipt of such a notice, it is expected that DTC will send to its participants (including BNY) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, BNY will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new
                     CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, BNY will exchange such

                     Global Securities for a single Global Security bearing the new CUSIP number, and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not reassigned until the Book-Entry Notes represented by such exchanged Global Securities have matured or been redeemed.

Maturities:          Each Book-Entry Note will mature on a date one year or
                     more after the date of settlement for such Note.

Denominations:       Book-Entry Notes will be issued in principal amounts of
                     $1,000 or any amount that is an integral multiple thereof. Global Securities will be denominated in principal amounts not in excess of $150,000,000.

Interest:                       General.  Interest on each Book-Entry Note
                                will accrue from and including the original issue date of, or the last date to which interest has been paid on, the Global
                                Security representing such Note.  Each
                                payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date (provided that, in the case of Floating Rate Notes that reset daily or weekly, interest payments will include interest accrued to but excluding the Regular
                                Record Date (as defined below) immediately preceding the Interest Payment Date) or the Maturity Date or, upon earlier redemption or repayment, the date of such redemption or repayment (the "Redemption Date"), as the case may be. Interest payable on the Maturity Date or the Redemption Date of a Book-Entry Note will be payable to the person to whom the principal of such Note is payable. Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement
                                Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related
                                Global Security in the appropriate weekly bond report published by Standard & Poor's
                                Corporation.

                                Record Dates. The record date with respect to any Interest Payment Date for a

                                Floating Rate Note shall be the date fifteen calendar days (whether or not a Business Day) immediately preceding such Interest Payment Date and for a Fixed Rate Note (unless otherwise specified) will be the March 1 or September 1 (whether or not a Business Day) next preceding an Interest Payment Date for Fixed Rate Notes (in each case, each, a "Regular Record Date").

                                Fixed Rate Book-Entry Notes.  Interest
                                payments on Fixed Rate Book-Entry Notes will be made semi-annually on March 15 and September 15 of each year and on the Maturity Date or the Redemption Date; provided, however, that in the case of a Fixed Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

                                Floating Rate Book-Entry Notes. Interest payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semi-annually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Book-Entry Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December of each year; with a semi-annual Interest Payment Period, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and with an annual Interest Payment Period, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date for Floating Rate Book-Entry Notes would otherwise be a day that is not a Business Day (as defined in the Prospectus) with respect to such Floating Rate Book-Entry Notes, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Notes, except in the case of a Floating Rate Book-Entry Note for which the rate base is LIBOR, if such Business Day is in the next succeeding calendar month, in which event such Interest Payment Date will be the immediately preceding Business Day; provided further, however, that in the case of a Floating Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.


Payments of                     Payment of Interest Only.  Promptly
Principal and                   after each Regular Record Date, the
Interest:                       Paying Agent will deliver to the Company and
                                DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following
                                Interest Payment Date (other than an Interest
                                Payment Date coinciding with the Maturity
                                Date) and the total of such amounts. It is expected that DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the appropriate (daily or weekly) bond reports published by Standard & Poor's Corporation.
                                The Company will pay to the Paying Agent the total amount of interest due on such Interest
                                Payment Date (other than on the Maturity
                                Date), and the Paying Agent will pay such amount to DTC at the times and in the manner set forth under "Manner of Payment" below.
                                If any Interest Payment Date for a Book-Entry
                                Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day, except that, if such
                                Note is a LIBOR Note and such next succeeding
                                Business Day is in the next succeeding
                                calendar month, such payment will be made on the next preceding Business Day; and no interest shall accrue on such payment for the period from and after such Interest Payment
                                Date.

                                Payments on Maturity Date, Etc. On or about the first Business Day of each month, the Paying Agent will deliver to the Company and DTC a written list of principal and, to the extent known at such time, interest to be paid on each Global Security maturing either on the Maturity Date or the Redemption Date in the following month. The Company and DTC will confirm with the Paying Agent the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity Date or the Redemption Date, as the case may be, of such Global Security. The Company will pay to the Paying Agent the principal amount of such Global Security, together with interest due on such Maturity Date or Redemption Date. The Paying Agent will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment". If the Maturity Date or the Redemption Date of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day, except that, if such Note is a LIBOR Note and such next succeeding Business Day is in the next succeeding calendar month, such payment will be made on the next preceding Business Day; and no interest shall accrue on such payment for the period from and after such Maturity Date or the Redemption Date. Promptly after payment to DTC of the principal and interest due at the Maturity Date or the Redemption Date of such Global Security, the Paying Agent will cancel such Global Security in accordance with the terms of the Indenture.

                                Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or on the Maturity Date or the Redemption Date shall be paid by the Company to the Paying Agent in immediately available funds for use by the Paying Agent no later than 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by wire transfer to the Paying Agent or by the Paying Agent's debiting the account of the Company maintained with the Paying Agent. The Company will confirm such instructions in writing to the Paying Agent. Prior to 10:00 A.M. (New York City time) on each Maturity Date or Redemption Date or as soon as possible thereafter, the Paying Agent will pay by separate wire transfer (using Fedwire message entry instructions in a form previously agreed to with DTC) to an account at the Federal Reserve Bank of New York previously agreed to with DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on Global Securities on any Maturity Date or Redemption Date. On each Interest Payment Date, interest payments shall be made to DTC in same day funds in accordance with existing arrangements between the Paying Agent and DTC. Thereafter, on each such date, it is expected that DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company nor the Paying Agent shall have any responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                                Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement:                     The receipt by the Company of immediately
                                available funds in payment for a Book-Entry
                                Note and the authentication and issuance of the Global Security representing such Note shall constitute "settlement" with respect to such Note. All orders accepted by the Company will be settled on the fifth Business
                                Day following the date of sale of a Book-
                                Entry Note unless the Company, the Indenture
                                Trustee and the purchaser agree to settlement on another day that shall be no earlier than the second succeeding Business Day.

Settlement                      Settlement Procedures with regard to
Procedures:                     each Book-Entry Note sold by the Company
                                through an Agent, as agent, shall be as
                                follows:

                                A.   Such Agent will advise the Company by
                                     telephone, followed by facsimile
                                     transmission, of the following
                                     settlement information:

                                     1.   Principal amount.

                                     2.   Maturity Date.

                                     3.   In the case of a Fixed Rate Book-
                                          Entry Note, the interest rate, or,
                                          in the case of a Floating Rate
                                          Book-Entry Note, the Initial
                                          Interest Rate (if known at such
                                          time), Base Rate, Index Maturity,
                                          Interest Reset Period, Interest
                                          Reset Dates, Rate Determination
                                          Dates, Interest Payment Period,
                                          Spread or Spread Multiplier (if
                                          any), Minimum Interest Rate (if
                                          any) and Maximum Interest Rate (if
                                          any).

                                     4.   Interest Payment Dates.

                                     5.   Redemption provisions, if any, or
                                          provisions for the repayment or
                                          purchase by the Company at the
                                          option of the Holder, if any.

                                     6.   Settlement date.

                                     7.   Issue price.

                                     8.   Agent's commission, determined as
                                          provided in Section 2(a) of the
                                          Distribution Agreement.

                                B.   The Company will assign a CUSIP number
                                     to such Book-Entry Note and will advise
                                     BNY by facsimile transmission or other
                                     mutually acceptable means of the
                                     information set forth in Settlement
                                     Procedure "A" above, the name of such
                                     Agent and the CUSIP number assigned to
                                     such Book-Entry Note.  The Company will
                                     notify
                                     the Agent of such CUSIP number by
                                     telephone as soon as practicable.  Each
                                     such communication by the Company shall
                                     constitute a representation and warranty by the Company to BNY and each Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) the Global Security representing such Note will conform with the terms of the Indenture pursuant to which such Note and Global Security are issued and (iii) upon authentication and delivery of such Global Security, the aggregate principal amount of all Notes initially offered issued under the Indenture will not exceed $150,000,000 (except for Global Securities or Notes represented by and authenticated and delivered in exchange for or in lieu of Notes in accordance with the Indenture).

                                C. BNY will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, which shall route such information to such Agent and Standard & Poor's Corporation:

                                     1.   The information set forth in
                                          Settlement Procedure "A".

                                     2.   Identification of such Note as a
                                          Fixed Rate Book-Entry Note or a
                                          Floating Rate Book-Entry Note.

                                     3.   Initial Interest Payment Date for
                                          such Note, number of days by which
                                          such date succeeds the related
                                          Regular Record Date (which, in the
                                          case of Floating Rate Notes that
                                          reset daily or weekly, shall be the
                                          DTC Record Date, which is the date
                                          five calendar days immediately
                                          preceding the applicable Interest
                                          Payment Date and, in the case of
                                          all other Notes, shall be the
                                          Regular Record Date as defined in
                                          the Note) and
                                          amount of interest payable on such
                                          Interest Payment Date.

                                     4.   CUSIP number of the Global Security
                                          representing such Note.

                                     5.   Whether such Global Security will
                                          represent any other Book-Entry Note
                                          (to the extent known at such time).

                                D.   The Indenture Trustee will complete and
                                     authenticate the Global Security
                                     representing such Note.

                                E. It is expected that DTC will credit such Note to BNY's participant account at DTC.

                                F.   BNY will enter an SDFS deliver order
                                     through DTC's Participant Terminal
                                     System instructing DTC to (i) debit such Note to BNY's participant account and credit such Note to such Agent's participant account and (ii) debit such Agent's settlement account and credit BNY's settlement account for an amount equal to the price of such Note less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by BNY to DTC that (a) the Global Security representing such Book-Entry Note has been issued and authenticated and (b) BNY is holding such Global Security pursuant to the MTN Certificate Agreement.

                                G.   Such Agent will enter an SDFS deliver
                                     order through DTC's Participant Terminal
                                     System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

                                H.   Transfers of funds in accordance with
                                     SDFS deliver orders described in

                                     Settlement Procedures "F" and "G" will
                                     be settled in accordance with SDFS
                                     operating procedures in effect on the
                                     settlement date.

                                I.   BNY will, upon confirming receipt of
                                     such funds from the Agent, wire transfer to the account of the Company maintained at NationsBank of Virginia, N.A. (for credit to Washington Gas Light Company, Account No. 99232669, ABA#051000017) in
                                     immediately available funds in the
                                     amount transferred to BNY in accordance
                                     with Settlement Procedure "F".

                                J.   Such Agent will confirm the purchase of
                                     such Note to the purchaser either by
                                     transmitting to the Participants with
                                     respect to such Note a confirmation
                                     order or orders through DTC's
                                     institutional delivery system or by
                                     mailing a written confirmation to such
                                     purchaser.

Settlement                      For orders of Book-Entry Notes
Procedures                      solicited by an Agent, as agent,
Timetable:                      and accepted by the Company for settlement on
                                the first Business Day after the sale date, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                                Settlement
                                Procedure              Time
                                ----------             ----

                                A    11:00 A.M. on the sale date
                                B    12:00 Noon on the sale date
                                C     2:00 P.M. on the sale date
                                D     9:00 A.M. on the settlement date
                                E    10:00 A.M. on the settlement date
                                F-G   2:00 P.M. on the settlement date
                                H     4:45 P.M. on the settlement date
                                I-J   5:00 P.M. on the settlement date

                                If a sale is to be settled more than one
                                Business Day after the sale date, Settlement
                                Procedures "A", "B" and "C" shall be
                                completed as soon as practicable but no later than 11:00 A.M. and 12:00 Noon on the first Business Day after the sale date with respect to Settlement Procedures "A" and "B", respectively, and no later than 2:00 P.M. on the first Business Day after the sale date, with respect to Settlement Procedure "C". If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the second Business Day before the settlement date. Settlement Procedures "H" and "I" are subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                                If settlement of a Book-Entry Note is
                                rescheduled or cancelled, the Company will instruct BNY to deliver to DTC through DTC's Participant Terminal System a cancellation message to such effect by no later than 12:00 Noon on the Business Day immediately preceding the scheduled settlement date and BNY will enter such message no later than 2:00 P.M. through DTC's Participation Terminal System.

Monthly                         Monthly, the Indenture Trustee will
Reports:                        send to the Company a statement setting forth
                                the principal amount of Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Indenture
                                Trustee but which have not yet been settled.

Failure to                      If BNY or the Agent fails to
Settle:                         enter an SDFS deliver order with respect to a
                                Book-Entry Note pursuant to Settlement
                                Procedure "F" or "G," BNY may upon the
                                approval of the Company deliver to DTC,
                                through DTC's Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Note to BNY's participant account, provided that BNY's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global
                                Security, BNY will mark such Global Security
                                "cancelled", make appropriate entries in
                                BNY's records and send such cancelled Global
                                Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not reassigned until the Book-Entry Notes represented by such Global Security have matured or been redeemed. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, BNY will exchange such Global Security for another Global Security, which shall represent the Book-Entry Notes previously represented by the surrendered
                                Global Security with respect to which a
                                withdrawal message have not been processed and shall bear the CUSIP number of the surrendered Global Security.

                                If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent for such Note may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "G" and "F", respectively. Thereafter, BNY will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder or under the Distribution Agreement, then the Company will reimburse such Agent or BNY as applicable on an equitable basis for the loss of the use of funds during the period when they were credited to the account of the Company.

                                Notwithstanding the foregoing, upon any
                                failure to settle with respect to a Book-
                                Entry Note, DTC may take any actions in
                                accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Indenture Trustee will provide, in accordance with Settlement Procedure "D," for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.


PART II:  ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES


     BNY will serve as registrar in connection with the Certificated Notes.


Maturities:                     Each Certificated Note will mature on a date
                                one year or more after the date of delivery by the Company of such Note.

Price to                        Each Certificated Note will be issued
Public:                         at the percentage of principal amount
                                specified in the Prospectus relating to the Notes.

Denominations:                  The denomination of any Certificated Note
                                will be a minimum of $1,000 or any amount which is an integral multiple thereof.

Registration:                   Certificated Notes will be issued only in
                                fully registered form.

Interest:                       General.  Interest on each Certificated Note
                                will accrue from and including the original issue date of, or the last date to which interest has been paid on, such Note. Each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date (provided that, in the case of Floating Rate Notes that reset daily or weekly, interest payments will include interest accrued to but excluding the Regular Record Date immediately preceding the Interest Payment Date) or the Maturity Date or, upon earlier redemption, the Redemption
                                Date, as the case may be. Interest payable on the Maturity Date or the Redemption Date of a Certificated Note will be payable to the person to whom the principal of such Note is payable.

                                Record Dates. Unless otherwise set forth in the applicable Pricing Supplement, the record dates with respect to the Interest Payment Dates shall be the Regular Record Dates.

                                Fixed Rate Certificated Notes.  Unless
                                otherwise specified pursuant to "Settlement
                                Procedures" below, interest payments on Fixed Rate Certificated Notes will be made semi-annually on March 15 and September 15 of each year and on the Maturity Date or the Redemption Date; provided, however, that in the case of a Fixed Rate Certificated Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

                                Floating Rate Certificated Notes. Interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semi-annually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Certificated Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December of each year; with a semi-annual Interest Payment Period, on the third Wednesday of the two months specified pursuant to "Settlement Procedures" below; and with an annual Interest Payment Period, on the third Wednesday of the month specified pursuant to "Settlement Procedures below; provided, however, that if an Interest Payment Date for Floating Rate Certificated Notes would otherwise be a day that is not a Business Day with respect to such Floating Rate Certificated Notes, such payment will be made on the next succeeding Business Day with respect to such Floating Rate Certificated Notes, except in the case of a Floating Rate Certificated Note for which the rate base is LIBOR, if such Business Day is in the next succeeding calendar month, in which event such payment will be made on the immediately preceding Business Day; and no interest shall accrue on such payment for the period from and after such Interest Payment Date; provided further, however, that in the case of a Floating Rate Certificated Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Payments of                     Interest will be payable to the person
Principal                       in whose name a Certificated Note is
and                             registered at the close of business on the
Interest:                       Regular Record Date next preceding an
                                Interest Payment Date; provided, however, that, in the case of a Certificated Note originally issued between a Regular Record
                                Date and an Interest Payment Date, the first payment of interest will be made on the Interest Payment Date following the next succeeding Regular Record Date to the person in whose name such Note was registered at the close of business on such next Regular Record
                                Date. Unless other arrangements are made acceptable to the Company, all interest payments (excluding interest payments made on the Maturity Date or the Redemption Date) on a Certificated Note will be made by check mailed to the person entitled thereto as provided above.

                                BNY will pay the principal amount of each Certificated Note on the Maturity Date upon presentation of such Certificated Note to BNY. Such payment, together with payment of interest due on the Maturity Date, will be made from funds deposited with BNY by the Company.

                                BNY will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

                                Within 10 days following each Regular Record
                                Date, the Indenture Trustee will inform the Company of the total amount of the interest payments to be made by the Company on the next succeeding Interest Payment Date. The Indenture Trustee will provide monthly to the Company a list of the principal and interest to be paid on Certificated Notes maturing in the next succeeding month.

Settlement:                     The settlement date with respect to any offer
                                to purchase Certificated Notes accepted by the Company will be a date on or before the fifth Business Day next succeeding the date of acceptance unless otherwise agreed by the purchaser, the Indenture Trustee and the Company and shall be specified upon acceptance of such offer. The Company will instruct the Indenture Trustee to effect delivery of each Certificated Note no later than 1:00 P.M., New York City time, on the settlement date to the Presenting Agent (as defined under "Preparation of Pricing
                                Supplement" in Part III below) for delivery to the purchaser.

Settlement                      For each offer to purchase a Certi-
Procedures:          ficated Note that is accepted by the Company, the
                     Presenting Agent will provide (unless provided by the purchaser directly to the Company) by telephone and facsimile transmission or other mutually acceptable means the following information to the Company:

                                 1.  Name in which such Note is to be
                                     registered (the "Registered Owner").

                                 2.  Address of the Registered Owner and, if
                                     different, address for payment of
                                     principal and interest.

                                 3.  Taxpayer identification number of the
                                     Registered Owner.

                                 4.  Principal amount.

                                 5.  Maturity Date.

                                 6.  In the case of Fixed Rate Certificated
                                     Note, the interest rate, or, in the case of a Floating Rate Certificated Note, the Initial Interest Rate (if known at such time), Base Rate, Index Maturity, Interest Reset Period, Interest Reset Dates, Rate Determination Dates, Interest Payment Period, Spread or Spread Multiplier (if any), Minimum

                                     Interest Rate (if any) and Maximum
                                     Interest Rate (if any).

                                 7.  Interest Payment Dates.

                                 8.  Redemption provisions, if any, or
                                     provisions for the repayment or
                                     repurchase by the Company at the option
                                     of the Holder, if any.

                                 9.  Settlement date.

                                10.  Issue price.

                                11.  Agent's commission, determined as
                                     provided in Section 2(a) of the
                                     Distribution Agreement.

                                The Presenting Agent will advise the Company of the foregoing information (unless provided by the purchaser directly to the Company) for each offer to purchase a Certificated Note solicited by such Agent and accepted by the Company in time for the Indenture Trustee to prepare and authenticate the required Certificated Note. Before accepting any offer to purchase a Certificated Note to be settled in less than three Business Days, the Company shall verify that the Indenture Trustee will have adequate time to prepare and authenticate such Note. After receiving from the Presenting Agent the details for each offer to purchase a Certificated Note that has been accepted by the Company, the Company will, after recording the details and any necessary calculations, provide appropriate documentation to the Indenture Trustee, including the information provided by the Presenting Agent necessary for the preparation and authentication of such Note.


Note Deliveries                 Upon receipt of appropriate
and Cash Payment:               documentation and instructions, the Company
                                will cause the Indenture Trustee to
                                prepare and authenticate the pre-printed 4-ply Certificated Note packet containing the following documents in forms approved by the Company, the Presenting Agent and the Indenture Trustee:

                                1.   Note with customer receipt.
                                2.   Stub 1 - For the Presenting Agent.
                                3.   Stub 2 - For the Company.
                                4.   Stub 3 - For the Indenture Trustee.
                                Each Certificated Note shall be authenticated on the settlement date therefor. The Indenture Trustee will authenticate each Certificated Note and deliver it (with the confirmation) to the Presenting Agent (and deliver the stubs as indicated above), all in accordance with written or electronic instructions (or oral instructions confirmed in writing (which may be given by facsimile transmission) on the next Business Day) from the Company. Delivery by the Indenture Trustee of each Certificated Note will be made in accordance with said instructions against receipts therefor and in connection with contemporaneous receipt by the Company from the Presenting Agent on the settlement date in immediately available funds of an amount equal to the issue price of such Note less the Presenting Agent's commission.

                                Upon verification ("Verification") by the
                                Presenting Agent that a Certificated Note has been prepared and properly authenticated by the Indenture Trustee and registered in the name of the purchaser in the proper principal amount and other terms in accordance with the aforementioned confirmation, payment will be made to the Company by the Presenting Agent the same day as the Presenting Agent's receipt of the Certificated Note in immediately available funds. Such payment shall be made by the Presenting Agent only upon prior receipt by the Presenting Agent of immediately available funds from or on behalf of the purchaser unless the Presenting Agent decides, at its option, to advance its own funds for such payment against subsequent receipt of funds from the purchaser.

                                Upon delivery of a Certificated Note to the Presenting Agent, Verification by the Presenting Agent and the giving of instructions for payment, the Presenting Agent shall promptly deliver such Note to the purchaser.

                                In the event any Certificated Note is
                                incorrectly prepared, the Indenture Trustee shall promptly issue a replacement Certificated Note in exchange for such incorrectly prepared Note.

Failure                         If the Presenting Agent, at its own
to Settle:                      option, has advanced its own funds for
                                payment against subsequent receipt of funds from the purchaser, and if the purchaser shall fail to make payment for the Certificated Note on the settlement date therefor, the Presenting Agent will promptly notify the Indenture Trustee and the Company by telephone, promptly confirmed in writing
                                (but no later than the next Business Day). In such event, the Company shall promptly provide the Indenture Trustee with appropriate documentation and instructions consistent with these procedures for the return of the Certificated Note to the Indenture Trustee and the Presenting Agent will promptly return the Certificated Note to the Indenture Trustee. Upon (i) confirmation from the Indenture Trustee in writing (which may be given by facsimile transmission) that the Indenture Trustee has received the Certificated Note and upon (ii) confirmation from the Presenting Agent in writing (which may be given by facsimile transmission) that the Presenting Agent has not received payment from the purchaser (the matters referred to in clauses (i) and (ii) are referred to hereinafter as the "Confirmations"), the
                                Company will promptly pay to the Presenting
                                Agent an amount in immediately available funds equal to the amount previously paid by the Presenting Agent in respect of such Note.
                                Assuming receipt of the Certificated Note by the Indenture Trustee and of the Confirmations by the Company, such payment will be made on the settlement date, if reasonably practical, and in any event not later than the Business Day following the date of receipt of the Certificated Note and Confirmations. If a purchaser shall fail to make payment for the Certificated Note for any reason other than the failure of the Presenting Agent to provide the necessary information to the Company as described above for settlement or to provide a confirmation to the purchaser within a reasonable period of time as described above or otherwise to satisfy its obligation hereunder or in the Distribution
                                Agreement, and if the Presenting Agent shall have otherwise complied with its obligations hereunder and in the Distribution Agreement, the Company will reimburse the Presenting
                                Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

                                Immediately upon receipt of the Certificated
                                Note in respect of which the failure
                                occurred, the Indenture Trustee will void such Note, make appropriate entries in its records and send such cancelled Note to the Company; and upon such action, the Certificated Note will be deemed not to have been issued, authenticated and delivered.


PART III:  ADMINISTRATIVE PROCEDURES APPLICABLE TO BOTH
           BOOK-ENTRY NOTES AND CERTIFICATED NOTES


Calculation of                  Fixed Rate Notes.  Interest
Interest:                       on Fixed Rate Notes (including interest for
                                partial periods) will be calculated on the basis of a 360-day year of twelve thirty-day months. (Examples of interest calculations are as follows: The period from August 15, 1993 to February 15, 1994 equals 6 months and
                                0 days, or 180 days; the interest payable equals 180/360 times the annual rate of interest times the principal amount of the Note. The period from September 17, 1993 to
                                February 15, 1994 equals 4 months and 28 days, or 148 days; the interest payable equals 148/360 times the annual rate of interest times the principal amount of the Note.)

                                Floating Rate Notes.  Interest rates on
                                Floating Rate Notes will be determined as set forth in the form of such Notes. Interest on Floating Rate Notes will be calculated on the basis of actual days elapsed and a year of 360 days except that, in the case of Floating Rate Notes for which the rate base is the Treasury

                                Rate, interest will be calculated on the basis of the actual number of days in the year.

Procedure for                   The Company and the Agents will
Rate Setting                    discuss from time to time the
and Posting:                    aggregate amount of, the issuance price of,
                                and the interest rates to be borne by, Notes that may be sold as a result of the solicitation of offers by the Agents. If the Company decides to set prices of, and rates borne by, any Notes in respect of which the Agents are to solicit offers (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance                      If the Company posts prices and rates
of Offers:                      as provided above, each Agent as agent for
                                and on behalf of the Company, shall promptly accept offers received by such Agent to purchase Notes at the prices and rates so posted, subject to (i) any instructions from the Company received by such Agent concerning the aggregate principal amount of such Notes to be sold at the prices and rates so posted or the period during which such posted prices and rates are to be in effect, (ii) any instructions from the Company received by such Agent changing or revoking any posted prices and rates, (iii) compliance with the securities laws of the United States and all other jurisdictions and (iv) such Agent's right to reject any such offer as provided below.

                                If the Company does not post prices and rates and an Agent receives an offer to purchase Notes or, if while posted prices and rates are in effect, an Agent receives an offer to purchase Notes on terms other than those posted by the Company, such Agent will promptly advise the Company of each such offer other than offers rejected by such Agent as provided below. The Company will have the sole right to accept any such offer to purchase Notes. The Company may reject any such offer in whole or in part.

                                Each Agent may, in its discretion reasonably exercised, reject any offer to purchase Notes received by it in whole or in part.

Preparation                     If any offer to purchase a Note is
of Pricing                      accepted by the Company, the Company,
Supplement:                     with the approval of the Agent that presented
                                such offer (the "Presenting Agent"), will prepare a pricing supplement (a "Pricing
                                Supplement") reflecting the terms of such Note and will arrange to have ten copies filed with the Commission in accordance with the applicable paragraph of Rule 424 under the Act and will supply at least 10 copies thereof (or additional copies if requested) to the Presenting Agent. The Presenting
                                Agent will cause a Prospectus and Pricing
                                Supplement to be delivered to the purchaser of such Note.

                                In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Procedures For                  When the Company has determined to
Rate Changes:                   change the interest rates of Notes being
                                offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of offers. The Agents will telephone the Company with recommendations as to the changed interest rates. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of offers. Until such time only
                                "indications of interest" may be recorded.

Suspension of                   The Company may instruct the Agents to
Solicitation;                   suspend at any time, for any period of
Amendment or                    time or permanently, the solicitation
Supplement of                   of offers to purchase Notes.
Prospectus:                     Upon receipt of such instructions from the
                                Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

                                If the Company decides to amend or supplement the Registration Statement (as defined in Section 1(c) of the Distribution Agreement) or the Prospectus (except for a supplement relating to an offering of securities other than the Notes), it will promptly advise the Agents and the Indenture Trustee and will furnish the Agents and the Indenture Trustee with the proposed amendment or supplement in accordance with the terms of, and its obligations under, the Distribution Agreement. The Company will, consistent with such obligations, promptly advise each Agent and the Indenture Trustee whether orders outstanding at the time each Agent suspends solicitation may be settled and whether copies of such Prospectus and Prospectus Supplement as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus, Prospectus Supplement and Pricing Supplement may not be so delivered.

                                The Company will file with the Commission for filing therewith any supplement to the Prospectus relating to the Notes, provide the Agents with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424.

Confirmation:                   For each offer to purchase a Note solicited
                                by an Agent and accepted by or on behalf of the Company, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

Trustee Not                     Nothing herein shall be deemed to
to Risk Funds:                  require the Indenture Trustee to risk or
                                expend its own funds in connection with any payment to the Company, DTC, the Agents or the purchaser or a holder, it being understood by all parties that payments made by the Indenture Trustee to the Company, DTC, the Agents or a holder shall be made only to the extent that funds are provided to the Indenture Trustee for such purpose.

Authenticity                    The Company will cause the Indenture
of Signatures:                  Trustee to furnish the Agents from time to
                                time with the specimen signatures of each of the Indenture Trustee's officers, employees or agents who has been authorized by the Indenture Trustee to authenticate Notes, but the Agents will have no obligation or liability to the Company or the Indenture
                                Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Indenture Trustee on any such Note.

Payment of                      Each Agent shall forward to the
Expenses:                       Company, on a monthly basis, a statement of
                                the reasonable out-of-pocket expenses
                                incurred by such Agent during that month which are reimbursable to it pursuant to the terms of the Distribution Agreement. The
                                Company will remit payment to the Agents currently on a monthly basis.

Delivery of                     A copy of the Prospectus, Prospectus
Prospectus:                     Supplement and Pricing Supplement relating to
                                a Note must accompany or precede the earliest of any written offer of such Note, confirmation of the purchase of such Note or payment for such Note by its purchaser. If notice of a change in the terms of the Notes is received by an Agent between the time an order for a Note is placed and the time written confirmation thereof is sent by such Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus, Prospectus Supplement and Pricing
                                Supplement setting forth the terms in effect when the order was placed. Subject to "Suspension of Solicitation; Amendment or
                                Supplement of Prospectus" above, each Agent will deliver a Prospectus, Prospectus
                                Supplement and Pricing Supplement as herein described with respect to each Note sold by it.

                                             EXHIBIT B






                               TERMS AGREEMENT




Washington Gas Light Company
1100 H Street, N.W.
Washington, D.C.  20080

Attention:

          Subject in all respects to the terms and conditions of the Distribution Agreement (the "Distribution Agreement"), dated January 31, 1995 among Salomon Brothers Inc, M.R. Beal & Company, Lehman Brothers Inc., Merrill Lynch & Co. and Washington Gas Light Company (the "Company"), the undersigned agrees to purchase the following principal amount of the Company's Medium-Term Notes, Series C (the "Notes"):



Aggregate Principal Amount:  $

Interest Rate:

Date of Maturity:

Interest Payment Dates:

Regular Record Dates:

Purchase Price:                                  % of Principal Amount
                                                 [plus accrued interest
                                                 from           , 199 ]

Purchase Date and Time:

Place for Delivery of Notes
and Payment Therefor

Method of Payment:

Modification, if any, in
the requirements to
deliver the documents
specified in Section 6(b)
of the Distribution Agreement:

Period during which additional
Notes may not be sold pursuant
to Section 4(m) of the Distribution
Agreement:


          This Agreement shall be governed by and construed in accordance with the laws of New York.

                                   [Insert name of Purchaser[s]]



                                   By___________________________
                                     Title:



Accepted:             , 19

WASHINGTON GAS LIGHT COMPANY


By_________________________
  Title: